                                                                  March 30, 1994

To the Stockholders of Albany International Corp.:

    You are cordially invited to attend the 1994 Annual Meeting of Stockholders of Albany International Corp. which will be held at the Company's headquarters, 1373 Broadway, Albany, New York at 10:00 a.m. on Thursday, May 12, 1994. Please join us prior to the Annual Meeting to meet the Directors at 9:30 a.m. in the meeting room. Refreshments will be served.

    Following the Annual Meeting, at approximately 10:30 a.m., we will conduct a tour of our corporate headquarters and the Albany Mount Vernon Dryer Fabrics plant which will last about one hour.

    If you plan to attend the meeting and the plant tour, please so indicate on the enclosed reply card so that we can make the necessary arrangements. The reply card and your completed proxy should be mailed separately. (An addressed, postage-prepaid envelope is enclosed for your return of the proxy.)

    Information about the meeting, including a description of the various matters on which the stockholders will act, will be found in the formal Notice of Annual Meeting and in the Proxy Statement which is attached. The Annual Report for the fiscal year ended December 31, 1993 is being mailed to you with these materials.

Sincerely yours,

J. SPENCER STANDISH                                FRANCIS L. McKONE
 CHAIRMAN OF THE BOARD                   PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           ALBANY INTERNATIONAL CORP.
                        1373 BROADWAY, ALBANY, NEW YORK
            MAILING ADDRESS: P. O. BOX 1907, ALBANY, NEW YORK 12201

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1994

    The Annual Meeting of Stockholders of Albany International Corp. will be held at the Company's headquarters, 1373 Broadway, Albany, New York, on Thursday, May 12, 1994, at 10:00 a.m., Eastern Time, for the following purposes:

         1. To elect eight Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

         2. To consider and take action on a proposal to elect Coopers & Lybrand as auditors for the Company for 1994.

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on March 14, 1994 will be entitled to vote at the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

    Whether or not you plan to be present at the Annual Meeting, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY to ensure that your shares are voted. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                                   CHARLES B. BUCHANAN
                                                         SECRETARY

March 30, 1994

                                PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation by the Board of Directors of Albany International Corp. ("the Company"), 1373 Broadway, Albany, New York (P.O. Box 1907, Albany, New York 12201), of proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on May 12, 1994 and at any adjournment or adjournments thereof. Each properly executed proxy in such form received prior to the Annual Meeting will be voted with respect to all shares represented thereby and will be voted in accordance with the specifications, if any, made thereon. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. If a stockholder is a participant in the Company's Dividend Reinvestment Plan, the Albany International Prosperity Plus 401(k) Plan or the Albany International Prosperity Plus ESOP, a properly executed proxy will also serve as voting instructions with respect to shares in the stockholder's account in such plans. A proxy may be revoked at any time prior to the voting thereof. This proxy statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about March 30, 1994.

    The only persons entitled to vote at the Annual Meeting and any adjournment or adjournments thereof are (1) holders of record at the close of business on March 14, 1994 of the 24,249,169 shares of the Company's Class A Common Stock outstanding on such date and (2) holders of record at the close of business on March 14, 1994 of the 5,655,251 shares of the Company's Class B Common Stock outstanding on such date. Each share of Class A Common Stock is entitled to one vote on each matter to be voted upon. Each share of Class B Common Stock is entitled to ten votes on each matter to be voted upon.

    Under the by-laws of the Company, the presence, in person or by proxy, of shares having a majority of the total number of votes entitled to be cast at the meeting is necessary to constitute a quorum. Under Delaware law, if a quorum is present, a plurality of the votes entitled to be cast at the meeting by the shares present in person or by proxy is required for the election of directors and a majority of the votes entitled to be cast at the meeting by the shares present in person or by proxy is required for the election of the auditors. Shares present at the meeting in person or by proxy and entitled to vote which abstain or fail to vote on any matter will be counted as present and entitled to vote but such abstention or failure to vote will not be counted as an affirmative or negative vote. Broker non-votes will be treated as shares present at the meeting which are entitled to vote but which fail to do so. In the case of the election of auditors, an abstention or failure to vote will have the same effect as a negative vote, whether or not this effect is intended.

                             ELECTION OF DIRECTORS

    Eight members of the Board of Directors will be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Unless otherwise specified on the proxy, the shares represented by a proxy in the accompanying form will be voted for the election of the eight nominees listed below, all of whom are presently serving as directors. If any nominee should be unavailable to serve, which event is not anticipated, the shares will be voted for a substitute nominee proposed by the Board of Directors, unless the Board reduces the number of Directors.

    [PHOTO]       J. SPENCER STANDISH joined the Company in 1952. He has been a  Director of the Company since 1958. He has served as Chairman of the Board since
                  1984,  Vice Chairman from  1976 to 1984,  Executive Vice President from
                  1974 to 1976 and Vice President from 1972 to 1974. He is a Director  of
                  Berkshire  Life  Insurance  Company.  He  is  President  of  the  State
                  University at Albany  Foundation, a  Trustee of Siena  College and  the
                  Albany  Academy, and a director of the United Way of Northeastern N.Y., the Capital Region Technology Development  Council, and the Center  for
                  Economic Growth. Age 68.

    [PHOTO]       FRANCIS L. McKONE joined the Company in 1964. He has been a Director of the  Company since 1983. He has served as Chief Executive Officer since
                  1993, President since 1984, Executive Vice President from 1983 to 1984,
                  Group Vice President-Paper Making Products Group from 1979 to 1983, and
                  prior  to  1979  as  Vice   President  of  the  Company  and   Division
                  President-Paper  Making  Products, U.S.  He is  a  member of  the Paper
                  Industry Management Association, the Technical Association of the  Pulp
                  and  Paper Industry,  the Canadian Pulp  and Paper  Association and the
                  Board of  Overseers  of  Rensselaer  Polytechnic  Institute  School  of
                  Management. Age 59.

    [PHOTO]       THOMAS  R. BEECHER, JR. has been a  Director of the Company since 1969.
                  He has  been  President  of  Beecher  Securities  Corporation,  venture capital  investments, since 1979.  He is Chairman of  the Board of Rand
                  Capital Corporation and  a Director of  Fleet Bank of  New York,  Fleet
                  Trust  Company  and  Beecher  Securities Corporation.  He  is  a Regent
                  Emeritus of Canisius College,  a Trustee of  the LeBrun Foundation  and
                  Chairman of the Board of General Care Corporation. Age 59.

    [PHOTO]       CHARLES  B.  BUCHANAN joined  the Company  in 1957.  He has  served the
                  Company as a Director  since 1969, Vice  President and Secretary  since
                  1980, and as Vice President and Assistant to the President from 1976 to
                  1980. He is a Director of Fox Valley Corporation and of CMP Industries,
                  Inc.  and a Trustee of Skidmore  College, Albany Medical Center and the
                  Albany School and Business Alliance. Age 62.

    [PHOTO]       PAUL BANCROFT III has been a Director of the Company since 1983. He  is an independent venture capitalist. He was President and Chief Executive
                  Officer  of  Bessemer  Securities  Corporation,  a  private  investment company, from  1976 through  January  1988, and  a consultant  to  that corporation from January 1988 until January 1992. He is also a director of  Litton Industries, Inc.,  Measurex Corporation, Scudder Development
                  Fund, Scudder Equity Trust, Scudder International Fund, Scudder  Global
                  Fund, Scudder New Asia Fund, Inc. and Scudder New Europe Fund. Age 64.

    [PHOTO]       ALLAN  STENSHAMN has been  a Director of the  Company since 1983. Since
                  1976 he has been a partner in the law firm Lagerlof & Leman (previously
                  Advokatfirman  Lagerlof)  in  Stockholm,  Sweden,  which,  among  other activities,  provides  legal services  to  Swedish subsidiaries  of the
                  Company. He is the Chairman of the Board and a director of six  Swedish subsidiaries  of the Company: Albany  Nordiskafilt AB; Nordiskafilt AB;
                  Nordiska Maskinfilt  AB;  Nomafa  AB; Albany  Wallbergs  AB;  and  Dewa
                  Consulting  AB.  In  addition,  he holds  directorships  in  14 Swedish subsidiaries of  U.S.  companies, including  CPC  International,  Inc.,
                  Coca-Cola  Company,  General Electric  Capital Corporation,  Mars Inc.,
                  Merck & Co., NCR Corp., Texas Instruments, Inc., and Philip Morris Inc.
                  Age 60.

    [PHOTO]       STANLEY I. LANDGRAF has been a  Director of the Company since 1987.  He
                  served   as  Chief   Executive  Officer   of  Mohasco   Corporation,  a
                  manufacturer of interior furnishings, from 1978 to 1983 and as Chairman of the  Board from  1980 until  his retirement  in 1985.  He served  as
                  Acting President of Rensselaer Polytechnic Institute from 1987 to 1988.
                  He  is a  Director of Elenel  Corp. and Mechanical  Technology, Inc., a
                  Trustee of  Victory  Funds  (mutual funds),  a  Trustee  of  Rensselaer
                  Polytechnic  Institute  and  Vice Chairman  of  Technology,  Center for
                  Economic Growth. Age 68.

    [PHOTO]       BARBARA P. WRIGHT has been a Director of the Company since 1989.  Since
                  1985  she has  been a partner  in the  law firm of  Finch, Montgomery &
                  Wright, which is located in Palo Alto, California. She is a Director of
                  Castilleja  School  and  Uncle  Henry's  Fantastic  Toy  Factory,   and
                  Secretary  of several nonprofit charitable organizations, including The
                  David and  Lucile  Packard Foundation  and  The Monterey  Bay  Aquarium
                  Foundation. Age 47.

SHARE OWNERSHIP

    As of March 14, 1994, shares of capital stock of the Company were beneficially owned by each of the directors, the named officers and all directors and officers as a group, as follows:

                                            SHARES OF                      SHARES OF
                                             CLASS A       PERCENT OF       CLASS B       PERCENT OF
                                          COMMON STOCK    OUTSTANDING    COMMON STOCK    OUTSTANDING
                                          BENEFICIALLY      CLASS A      BENEFICIALLY      CLASS B
                                            OWNED (A)     COMMON STOCK       OWNED       COMMON STOCK
                                          -------------   ------------   -------------   ------------
J. Spencer Standish.....................   5,112,860(b)       17.41%      4,854,860(c)       85.85%
Francis L. McKone.......................     335,200(d)        1.37%          1,000(e)       (f)
Thomas R. Beecher, Jr...................     470,600(g)        1.90%        470,400(h)        8.32%
Charles B. Buchanan.....................     170,304(i)       (f)             --              --
Paul Bancroft III.......................       4,800          (f)             --              --
Allan Stenshamn.........................       2,000          (f)             --              --
Stanley I. Landgraf.....................       9,000          (f)             --              --
Barbara P. Wright.......................      57,895(j)       (f)             --              --
Michael C. Nahl.........................     206,250(k)       (f)             1,000          (f)
Frank R. Schmeler.......................     117,040(l)       (f)             --              --
Manfred F. Kincaid......................     168,320(m)       (f)             --              --
All officers and directors as a group
 (18 persons including those named
 above).................................   6,835,996          22.34%      5,345,324          94.52%

- ------------------------
(a) Since shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a one-for-one basis, they are reflected in the above table both as Class B shares beneficially owned and as Class A shares beneficially owned.
(b) Includes (i) 258,000 shares issuable upon exercise of options exercisable currently or within 60 days and (ii) 4,854,860 shares issuable upon conversion of an equal number of shares of Class B Common Stock. The nature of Mr. Standish's beneficial ownership of the Class B Shares is described in note (c) below.
(c) Includes (i) 3,200,000 shares held by J. S. Standish Company, a corporation of which he is a director and as to which he holds the power to elect all of the directors and (ii) 1,654,860 shares held by three trusts as to each of which he has sole voting and investment power. Does not include 126,000 shares of Class B Common Stock owned outright by his son, John C. Standish, or 126,000 shares of Class B Common Stock owned outright by his daughter, Christine L. Standish, as to which shares J. Spencer Standish disclaims beneficial ownership.
(d) Includes (i) 76,200 shares owned outright, (ii) 258,000 shares issuable upon exercise of options exercisable currently or within 60 days and (iii) 1,000 shares issable upon conversion of an equal number of shares of Class B Common Stock. Does not include 10,000 shares owned outright by his spouse, as to which shares he disclaims beneficial ownership.
(e) Includes 1,000 shares owned outright. Does not include 3,200,000 shares held by J. S. Standish Company, of which he is a director.
(f)  Ownership is less than 1%.
(g) Includes (i) 200 shares owned outright and (ii) 470,400 shares issuable upon conversion of an equal number of shares of Class B Common Stock. The nature of Mr. Beecher's ownership of Class B shares is described in note
     (h) below. Does not include 100 shares owned by his spouse or 100 shares owned by an adult daughter, as to which shares he disclaims beneficial ownership.
(h) Includes (i) 235,200 shares held by a trust for the sole benefit of John C. Standish (son of J. Spencer Standish) and (ii) 235,200 shares held by a trust for the sole benefit of Christine L.

     Standish (daughter of J. Spencer Standish). Mr. Beecher is the sole trustee of such trusts with sole voting and investment power. Does not include
     3,200,000 shares held by J. S. Standish Company, of which he is a director.
(i) Includes (i) 140,496 shares owned outright, (ii) 12,000 shares issuable upon exercise of options exercisable currently or within 60 days and (iii)
     17,808 shares held by a trust of which he is the sole trustee with sole voting and investment power and of which his wife is a beneficiary. Does not include 15,000 shares held by a trust of which Mr. Buchanan is a beneficiary. Mr. Buchanan has no voting or dispositive power as to such trust and disclaims beneficial ownership of such shares. Also does not include 21,240 shares owned outright by his spouse, as to which shares he disclaims beneficial ownership.
(j) Includes (i) 57,895 shares owned outright as community property with her spouse. Does not include (i) 1,000 shares held in an individual retirement account for the benefit of her spouse (Mrs. Wright disclaims beneficial ownership of these shares), (ii) 753,904 shares held in various trusts of which she is a beneficiary but in regard to which she has no voting or investment power or (iii) 200 shares held by a trust for the benefit of her son, as to which shares she has no voting or investment power and disclaims beneficial ownership.
(k) Includes (i) 250 shares owned outright, (ii) 205,000 shares issuable upon exercise of options exercisable currently or within 60 days and (iii) 1,000 shares issuable upon conversion of an equal number of shares of Class B
     Common Stock.
(l) Includes (i) 33,040 shares owned outright and (ii) 84,000 shares issuable upon exercise of options exercisable currently or within 60 days.
(m) Includes (i) 40,320 shares owned outright and (ii) 129,000 shares issuable upon exercise of options exercisable currently or within 60 days.

Each of the individuals and the group named in the preceding table has sole voting and investment power over shares listed as beneficially owned, except as indicated.

    The following persons have informed the Company that they are the "beneficial owners" (as defined by the rules of the Securities and Exchange Commission) of more than five percent of the Company's outstanding shares of Class A Common Stock:

                                                    SHARES OF          PERCENT OF
                                                COMPANY'S CLASS A      OUTSTANDING
                                                   COMMON STOCK          CLASS A
NAME(S) (A)                                     BENEFICIALLY OWNED    COMMON STOCK
- ---------------------------------------------  --------------------   -------------
Bruce B. Purdy...............................        1,813,090(b)          7.48%
J. Spencer Standish..........................        5,112,860(c)         17.41%
J. S. Standish Company (d)...................        3,200,000(e)         11.66%
T. Rowe Price Associates.....................        1,869,500(f)          7.71%
Marshall & Ilsley Corporation................        1,268,888(g)          5.23%

- ------------------------
(a) Addresses of the beneficial owners listed in the above table are as follows: Bruce B. Purdy, P.O. Box 7818, Incline Village, Nevada 89450; J. Spencer Standish, c/o Albany International Corp., P.O. Box 1907, Albany, New York 12201; J. S. Standish Company, c/o J. Spencer Standish, Albany International Corp., P.O. Box 1907, Albany, New York 12201; T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, Maryland 21202; and Marshall & Ilsley Corporation, 770 N. Water Street, Milwaukee, Wisconsin 53202.
(b) Includes (i) 902 shares held by a trust of which Mr. Purdy is sole trustee and as to which he holds sole voting and investment power, (ii) 1,616,892 shares held by four separate trusts as to each of which Mr. Purdy is co-trustee sharing voting and investment power, and (iii) 195,296 shares held by two trusts as to each of which Barbara G. Purdy, his wife, is co-trustee sharing voting and investment power (Mr. Purdy disclaims beneficial ownership of such shares).

(c)  The nature of Mr. Standish's ownership of these shares is described in note
     (b) on page 6 of this proxy statement.
(d) J. S. Standish Company is a corporation as to which J. Spencer Standish holds the power to elect all of the directors. Current directors of J. S.
     Standish Company include J. Spencer Standish,  John C. Standish (son of  J.
     Spencer Standish), Christine L. Standish (daughter of J. Spencer Standish),
     Thomas  R. Beecher, Jr. (a  director of the Company)  and Francis L. McKone
     (President and a director of the Company).
(e) Includes 3,200,000 shares issuable on conversion of an equal number of shares of Class B Common Stock.
(f) These shares are owned by various individual and institutional investors to which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or power to vote. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe
     Price Associates  is deemed  to  be a  beneficial  owner of  these  shares;
     however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of the shares.
(g) These shares are held by trusts of which Marshall & Ilsley Trust Company, Marshall & Ilsley Trust Company of Florida or M & I Marshall & Ilsley Trust
     Company  of Arizona  (each of  which is a  subsidiary of  Marshall & Ilsley
     Corporation) is a fiduciary. Such subsidiaries have sole power to vote or direct the vote of 442,248 of such shares, shared power to vote or direct the vote of 826,640 of such shares and shared power to dispose or direct the disposition of 1,267,388 of such shares.

    The   following  persons  have  informed  the  Company  that  they  are  the
"beneficial owners" of more than five percent of the Company's outstanding shares of Class B Common Stock:

                                                                          SHARES OF         PERCENT OF
                                                                      COMPANY'S CLASS B     OUTSTANDING
                                                                         COMMON STOCK         CLASS B
NAME(S)(A)                                                            BENEFICIALLY OWNED   COMMON STOCK
- --------------------------------------------------------------------  ------------------  ---------------
J. Spencer Standish.................................................        4,854,860(b)         85.85%
J. S. Standish Company(c)...........................................        3,200,000            56.58%
Thomas R. Beecher, Jr...............................................          470,400(d)          8.32%

- ------------------------
(a) Addresses of the beneficial owners listed in the above table are as follows: J. Spencer Standish,
     c/o Albany International Corp., P.O. Box  1907, Albany, New York 12201;  J.
     S. Standish Company,
     c/o J. Spencer Standish, Albany International Corp., P.O. Box 1907, Albany, New York 12201; Thomas R. Beecher, Jr., c/o Beecher Securities Corporation, 200 Theater Place, Buffalo, New York 14202.
(b)  The nature of Mr. Standish's ownership of these shares is described in note
     (c) on page 6 of this proxy statement.
(c)  See note (d) above.
(d)  The  nature of Mr. Beecher's ownership of these shares is described in note
     (h) on page 6 of this proxy statement.

VOTING POWER OF MR. STANDISH

    J. Spencer Standish, related persons and Thomas R. Beecher, Jr., as sole trustee of trusts for the benefit of children of J. Spencer Standish, now hold in the aggregate shares entitling them to cast approximately 69% of the combined votes entitled to be cast by all stockholders of the Company. Accordingly, if J. Spencer Standish, related persons and Thomas R. Beecher, Jr., as such trustee, cast votes as expected, election of the director nominees listed above and election of Coopers & Lybrand as the Company's auditors will be assured.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information regarding compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (together hereinafter referred to as "the Named Officers"), based on salary and bonuses earned during 1993.

                                                                                                  LONG-TERM
                                                                                                 COMPENSATION
                                                       ANNUAL COMPENSATION                   --------------------
                                      -----------------------------------------------------  RESTRICTED
                                       FISCAL                                OTHER ANNUAL      STOCK      STOCK      ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR       SALARY      BONUS (1)   COMPENSATION (2)   AWARDS     OPTIONS   COMPENSATION
- ------------------------------------  ---------  -----------  -----------  ----------------  ---------  ---------  -------------
J. Spencer Standish,                    1993     $   372,900  $   175,000         --            --         40,000   $  32,564(3)
 Chairman of the Board                  1992         351,800      --              --            --         --          21,440(3)
                                        1991         335,920      100,500         --            --         --           --
Francis L. McKone,                      1993     $   399,100  $   210,000         --            --         80,000   $  44,096(3)
 President and Chief Executive          1992         351,800      --              --            --         --          20,230(3)
 Officer                                1991         335,920      100,500         --            --         --           --
Michael C. Nahl, Senior                 1993     $   278,500  $   120,000         --            --         50,000   $  16,627(3)
 Vice President and Chief Financial     1992         240,200      --              --            --         --          10,948(3)
 Officer                                1991         223,750       55,000         --            --         --           --
Frank R. Schmeler,                      1993     $   250,250  $   105,000         --            --         40,000   $  28,243(4)
 Senior Vice President                  1992         208,000      --              --            --         --           3,436(3)
                                        1991         181,950       66,800         --            --         --           --
Manfred F. Kincaid,                     1993     $   245,250  $   105,000         --            --         40,000   $  18,367(3)
 Senior Vice President                  1992         216,500      --              --            --         --          12,093(3)
                                        1991         207,250       50,900         --            --         --           --

- ------------------------
(1) Reflects bonus earned during the fiscal year which was paid during the next fiscal year.
(2) While the Named Officers enjoy certain perquisites, for 1992 and 1993 such perquisites did not exceed the lesser of $50,000 or 10% of the salary and bonus of any of the Named Officers. Information for years prior to 1992 is not required to be disclosed.
(3) Above-market interest credited, but not paid or payable, to the Named Officer during the fiscal year.
(4) Includes $5,218 above-market interest credited, but not paid or payable, to the Named Officer during the fiscal year and an international assignment premium of $23,025.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                INDIVIDUAL GRANTS(1)
- -----------------------------------------------------
                                             (B)                   (C)
                                       NUMBER OF       % OF TOTAL OPTIONS/           (D)                 (F)
                                      SECURITIES       SARS GRANTED TO        EXERCISE OR  (E)           GRANT DATE
(A)                               UNDERLYING OPTIONS/     EMPLOYEES IN        BASE PRICE   EXPIRATION    PRESENT
              NAME                SARS GRANTED (#)         FISCAL YEAR            ($/SH)   DATE          VALUE $ (3)
- --------------------------------  -------------------  ---------------------  -----------  ------------  -----------
J. Spencer Standish.............          40,000                  10.5%        $   15.00   2/9/03        $   225,933
Francis L. McKone...............          40,000                  10.5%        $   15.00   2/9/03        $   225,933
                                          40,000                  10.5%        $   16.25   5/28/13(2)    $   290,250
Michael C. Nahl.................          25,000                   6.6%        $   15.00   2/9/03        $   141,208
                                          25,000                   6.6%        $   16.25   5/28/13(2)    $   181,406
Frank R. Schmeler...............          20,000                   5.3%        $   15.00   2/9/03        $   112,967
                                          20,000                   5.3%        $   16.25   5/28/13(2)    $   145,125
Manfred M. Kincaid..............          20,000                   5.3%        $   15.00   2/9/03        $   112,967
                                          20,000                   5.3%        $   16.25   5/28/13(2)    $   145,125

- ------------------------
(1) None of the grants referred to in the table included stock appreciation rights. Each stock option granted becomes exercisable as to 20% of the shares on each of the first five anniversaries of the date of grant but only if the optionee is then employed by the Company or a subsidiary. In the event of a voluntary termination of the optionee's employment, the option terminates as to all shares as to which it is not then exercisable. The exercise price for each option granted is the fair market value of a share of Class A Common Stock on the date of grant.
(2) The Stock Option Committee may, at any time, accelerate the expiration date to a date not less than ten years from the date of grant.
(3) Calculated using the Black-Scholes method which includes the following assumptions: expected volatility factor of 31.2% based upon 1989-93 weekly common stock price variation of high, low and closing prices; risk-free (ten-year and twenty-year U.S. Treasury Bond) interest rates of 5.5% and 6.0% respectively for the ten-year and twenty-year options both converted to their continuous 365-day yields of 5.354% and 5.827%, respectively; and dividend yields at the date of grant for each option of 2.33% for options expiring 2/9/03 and 2.15% for options expiring 5/28/13. No adjustments were made for certain factors which are generally recognized to reduce the value of option contracts: i.e. that the option grants are non-transferable; the options step-vest at 20% each year after the date of grant and, therefore, are not fully exercisable for five years; and there exists a risk of forfeiture of the non-vested portion of an option if employment is terminated.

OPTION/SAR EXERCISES DURING 1993 AND YEAR-END VALUES

    No stock options or stock appreciation rights were exercised by any of the Named Officers during 1993. The following table sets forth information with respect to the Named Officers concerning the numbers and value of stock options outstanding at December 31, 1993. No stock appreciation rights were outstanding at that date.

                                                               NUMBER OF SECURITIES   VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS
                                                            OPTIONS AT DECEMBER 31,   AT DECEMBER 31, 1993 ($)
                                                                           1993 (#)   (1)
                                                          --------------------------  --------------------------
NAME                                                      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- --------------------------------------------------------  -----------  -------------  -----------  -------------
J. Spencer Standish.....................................     250,000        40,000    $   906,250   $   165,000
Francis L. McKone.......................................     250,000        80,000        906,250       280,000
Michael C. Nahl.........................................     200,000        50,000        725,000       175,000
Frank R. Schmeler.......................................      60,000        80,000        142,500       235,000
Manfred F. Kincaid......................................     125,000        40,000        453,125       140,000

- ------------------------
(1) Represents the difference between the closing price of the Company's Class A Common Stock on December 31, 1993 and the exercise price of the options.

PENSION PLAN TABLE

    The following table shows, as of December 31, 1993, amounts payable (on a straight life annuity basis) at age 65 under the Pension Plan. The amounts shown are without regard to the impact of the limits proposed by Section 415 of the Internal Revenue Code.

             ANNUAL BENEFITS UPON RETIREMENT WITH YEARS OF SERVICE INDICATED
 CREDITED    ---------------------------------------------------------------
EARNINGS (1)  15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
- -----------  -----------  -----------  -----------  -----------  -----------
 $ 125,000   $    26,500  $    35,000  $    44,000  $    53,000  $    54,500
   150,000        32,000       43,000       53,500       64,000       66,000
   175,000        37,500       50,500       63,000       75,500       77,500
   200,000        43,500       58,000       72,000       86,500       89,000
   225,000        49,000       65,500       81,500       98,000      100,500
   250,000        54,500       73,000       91,000      109,000      112,500
   300,000        66,000       88,000      109,500      131,500      135,500
   400,000        88,500      118,000      147,000      176,500      181,500
   450,000        99,500      133,000      166,000      199,000      205,000
   500,000       111,000      148,000      185,000      221,500      228,000

- ------------------------
(1) The Company's Pension Plus Plan, applicable to all salaried and most hourly employees in the United States, provides generally that an employee who retires at his normal retirement age (age 65) will receive an annual pension equal to (a) 1% of his average annual base compensation for the three most highly compensated consecutive calendar years in his last ten years of employment times his years of service (up to 30) plus (b) .5% of the amount by which such average annual base compensation exceeds a Social Security offset ($22,454 in 1993, increasing thereafter in proportion to the increase in the Social Security Taxable Wage Base) times his years of service (up to 30) plus (c) .25% of such average annual base compensation times his years of service in excess of 30.

    In the case of the Named Officers, base compensation for purposes of the Pension Plan is the amount shown as "Salary" in the Summary Compensation Table. The number of credited years of service under the Plan, for each of the Named Officers are as follows: 42 years for J. Spencer Standish; 30 years for Francis
L. McKone; 13 years for Michael C. Nahl; 30 years for Frank R. Schmeler and 34 years for Manfred F. Kincaid.

    Federal laws place certain limitations on pensions that may be paid under federal income tax qualified plans. Pension amounts under the Pension Plan that exceed such limitations are treated as an operating expense. The Company has adopted an unfunded benefit equalization plan designed to replace any plan benefits to which a participant would otherwise be entitled except for these limitations. All employees -- including executive officers -- to whom such limitations become applicable are eligible for benefits under the unfunded benefit equalization plan.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Decisions with respect to compensation of executive officers for 1993, other than stock options, were made by the Compensation Committee of the Board of Directors, composed of Messrs. Beecher, Landgraf, Standish and Stenshamn. Decisions with respect to stock options granted in 1993 were made by the Stock Option Committee of the Board of Directors, composed of Messrs. Beecher, Landgraf and Stenshamn. As Chairman of the Board, Mr. Standish is an employee of the Company. Messrs. Beecher, Landgraf and Stenshamn are not employees. Effective March 1, 1994, the Board of Directors combined the Compensation and Stock Option Committees into a single committee designated as the Compensation and Stock Option Committee with a membership consisting of Messrs. Standish, Beecher, Landgraf and Stenshamn.

    The Compensation and Stock Option Committee ("the Committee") has provided the following report:

    COMPENSATION OF THE EXECUTIVE OFFICERS

    The Committee seeks to compensate the executive officers of the Company at levels, and in a manner, which will

        (a) enable the Company to  attract and retain talented,  well-qualified,
    experienced   and  highly-motivated   individuals  whose   performance  will
    substantially enhance the Company's performance; and

        (b) closely align the interests of each executive officer with the interests of the Company's stockholders.

    These objectives are pursued through a base salary, annual cash bonuses and stock options.

    Total cash compensation of executive officers -- base salary plus annual cash bonus -- is intended to be competitive with companies with which the Company competes for executive talent. The Committee believes that such competitors are not limited to companies in the same industry and that comparisons should be made to the compensation practices of a cross-section of U.S. industrial companies of comparable size. Accordingly, the Company periodically retains the services of professional compensation consultants to compare the compensation of its executive officers with such a cross-section. Consultants were most recently retained for this purpose in 1992. In addition, the Committee reviews such published surveys and other materials regarding compensation as are provided from time to time by the Company's Human Resources department, as well as published information with respect to the companies included in the peer group selected for the performance graph on page 15 of this proxy statement.

    In general, the Committee sought to achieve total cash compensation for each executive officer for 1993 which would place it at the median of compensation paid by U.S. industrial companies of comparable size to executives with comparable talents, qualifications, experience and responsibilities. Where positions of a comparable nature could not be identified in comparable companies, total cash compensation was established by reference to other positions within the Company for which comparisons could be identified. The Committee also made such adjustments as it deemed appropriate to reflect the past and anticipated performance of the individual executive officer, to take into account various subjective criteria such as leadership ability, dedication and initiative, and to achieve internal equity in compensation.

    Base salaries of executive officers -- including the Named Officers -- are established as a percentage of targeted total cash compensation for each officer, the percentage ranging from 66 2/3% in the case of the Chief Executive Officer to approximately 77% in the case of other executive officers. Base salaries are not based on corporate or business unit performance. Annual cash bonuses, on the other hand, are focused on overall corporate performance, performance of the individual executive officer's business unit and any exceptional performance by the individual executive officer in the relevant fiscal year. A cash bonus sufficient to bring total cash compensation to the targeted level is paid only if the Committee determines that performance targets which it considers appropriate for the particular fiscal year have been met. Lesser bonuses will be paid if targets are not met and larger bonuses, not exceeding 100% of base salary, will be paid if performance exceeds targets.

    Salaries of executive officers are customarily adjusted in April of each year. In September 1992 and January 1993, special increases were granted to certain of the executive officers, including each of the Named Officers, as a result of the report of the professional compensation consultants retained in 1992, which indicated that such increases were necessary to bring the compensation of such officers to the median of compensation paid to comparable executives by U.S. industrial companies of comparable size. In April the salaries of all executive officers were increased by approximately 3% to reflect the reported rate of increases by comparable companies. At that time Mr. McKone received a further salary increase to reflect his designation in 1993 as Chief Executive Officer.

    In recent years the Committee has not announced specific targets to be utilized in determining cash bonuses for a particular year. Instead, it has indicated that, while it would reference such traditional performance measures as operating income, share of market, and management of inventories and accounts receivable, the Committee intended to exercise complete discretion, after the close of the fiscal year, in determining to what extent cash bonuses were earned and reserved the right to employ both objective and subjective criteria.

    Following the close of 1993, the Committee reviewed overall corporate and individual business unit performance, together with management reports regarding individual performance. The Committee determined that each of the executive officers should be awarded bonuses for 1993 at least equal to the officer's target bonus level, with bonuses in excess of the target level being granted to particular executive officers for what the Committee considered to be outstanding individual performance. In determining that executive officer bonuses for 1993 should be at least equal to the target bonus level, the Committee took into consideration the substantial year-to-year increases in earnings per share and operating income, the substantial cost reductions achieved during 1993, the successful integration of the Mount Vernon acquisition, the successful disposition of Albany Engineered Systems, an increase in worldwide share of market, successful completion of a share offering, reduction of debt and significant progress in improvement of management information systems. The Committee did not assign relative weights to the factors considered or use arithmetical calculations either in determining that the target bonus level had been reached or in determining whether bonuses in excess of the target level should be granted to particular executive officers.

    The Company has two stock option plans, the 1988 Stock Option Plan and the 1992 Stock Option Plan. No stock appreciation rights may be granted under the plans and stock options granted may not be treated as Incentive Stock Options under the Internal Revenue Code. Options granted under the plans are intended as an incentive to officers and other key employees of the Company to encourage them to remain in the employ of the Company by affording them a greater interest in its success. The Committee determines when options become exercisable.
Normally, 20% of each grant becomes exercisable each year but only if the optionee is an employee at the time. The exercise price of each option is the market price of the Company's shares on the date of the grant.

    The size of the individual stock options granted during 1993 was determined entirely by the discretion of the Committee. The principal factors influencing the size of individual grants in 1993 were position responsibility, compensation level, competitive practices and internal equity. The Committee also considered matters which pertained to the particular individual and which were relevant to the plans' purpose of encouraging continued employment, including the performance of the individual, the number of options already held by the individual and the extent to which such options had not yet become exercisable. In February 1993, the Committee granted options to the Named Officers (Mr. Standish, 40,000 shares; Mr. McKone, 40,000 shares; Mr. Nahl, 25,000 shares; Mr. Schmeler, 20,000 shares; and Mr. Kincaid, 20,000 shares) as an aid to retaining and motivating these officers in a year in which the Committee had decided not to award them any cash bonuses. In May 1993, the Committee granted additional options to four of the Named Officers (Mr. McKone, 40,000 shares; Mr. Nahl, 25,000 shares; Mr. Schmeler, 20,000 shares; and Mr. Kincaid, 20,000 shares) in recognition of the fact that the options granted to them in 1988 would become fully-exercisable during that month.

    At the present time the Committee does not anticipate that Section 162(m) of the Internal Revenue Code will in the ordinary course prevent the Company from deducting executive officer compensation as an expense on its corporate income tax returns. As a result, the Committee has not had to decide whether to qualify, or not to qualify, any particular form of compensation under that section of the Code.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER

    As in the case of the other executive officers, the target total cash compensation of Mr. McKone for 1993 was set at a level believed by the Committee to be reasonably competitive with compensation paid by U.S. industrial companies to executives with comparable talents, qualifications, experience and responsibilities. The Committee also took into account Mr. McKone's many years of outstanding service to the Company. Mr. McKone's salary was increased in September 1992 and January 1993 as a result of the report of the professional compensation consultants retained in 1992 which indicated that such increases were necessary to bring Mr. McKone's compensation to the median of compensation paid by U.S. industrial companies of comparable size to comparable executives. In April 1993, Mr. McKone received the 3% salary adjustment granted to all executive officers and a further adjustment to reflect his designation in 1993 as Chief Executive Officer. In determining to grant Mr. McKone an above-target bonus with respect to 1993, the Committee considered the leadership role played by Mr. McKone as Chief Executive Officer in the progress achieved during 1993, including improved earnings, operating income and share of market, the smooth integration of the Mount Vernon operations with those of the Company, the successful disposition of Albany Engineered Systems and the forging of a strategic alliance with the purchaser, the completion of a large common stock offering and the accomplishment of substantial cost reductions.

                                          Compensation and Stock Option
                                          Committee
                                            Thomas R. Beecher, Jr. Chairman
                                            Stanley I. Landgraf
                                            J. Spencer Standish
                                            Allan Stenshamn

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Stock Option Committee is composed of Messrs. Beecher, Landgraf, Standish and Stenshamn. Mr. Standish, as Chairman of the Board, is an officer and employee of the Company. Mr. Stenshamn is an officer (Chairman of the Board) and a director of six Swedish subsidiaries of the Company: Albany Nordiskafilt AB; Nordiskafilt AB; Nordiska Maskinfilt AB; Nomafa AB; Albany Wallbergs AB; and Dewa Consulting AB. Mr. Standish, Mr. McKone and Mr. Beecher are members of the Board of Directors of J. S. Standish Company ("JSSC"). Mr. Standish and Mr. Beecher are also officers of JSSC (President and Secretary, respectively). The Board of Directors of JSSC serves the functions of a compensation committee. The aggregate amount received with respect to all services rendered to JSSC during 1993 was $2,800 in the case of each of Messrs. Standish and McKone and $4,000 in the case of Mr. Beecher.

STOCK PERFORMANCE GRAPH

    The following graph compares cumulative total stockholders return on the Company's Class A Common Stock during the five years ended December 31, 1993 with the cumulative total return on the S&P 500 Index and a selected peer group.

                                   [GRAPHIC]
    The  peer  group   consists  of   companies  in   related  industries   with
approximately equivalent sales volumes. Companies included are: Dixie Yarns, Guilford Mills Inc., Nashua Corporation, and Pope and Talbot Inc. There are no comparable paper machine clothing manufacturers with publicly reported financial statements.

    The comparison assumes $100 was invested on December 31, 1988 in the Company's Class A Common Stock, the S&P 500 Index and the peer group and assumes reinvestment of dividends.

DIRECTORS' FEES

    Directors who are not actively employed by the Company are paid $16,000 per annum, payable quarterly. In addition, such Directors are paid $700 for each meeting of the Board or a committee thereof that they attend up to a maximum payment of $1,400 for any one day (or, in the case of a committee chairman, $1,700 per day), and are paid $700 for each day they are engaged in Company business at the request of the Chairman of the Board. Committee chairmen are paid $1,000 for each committee meeting they attend. Each Director may elect to defer payment of all or any part of the fees payable for services as a Director pursuant to a deferred compensation plan which became effective in 1990. Mr. Stenshamn received, in addition to fees received by him for his services during 1993 as a Director of the Company, total fees of approximately $4,000 for his services during 1993 as a Director of subsidiaries of the Company.

COMMITTEES

    Among the committees of the Board of Directors are a Compensation Committee, the members of which are Messrs. Beecher, Landgraf, Standish and Stenshamn, and an Audit Committee comprised of Messrs. Bancroft, Landgraf and Stenshamn and Mrs. Wright.

    The Compensation Committee met three times in 1993. The Committee recommends the compensation of the officers of the Company, establishes compensation policy for management generally, and makes recommendations to the Board of Directors as to possible changes in certain employee benefits. The Committee also recommends to the Board as to the election of officers. Recommendations of persons for nomination as Directors may be sent to the attention of the Company's Secretary.

    The Audit Committee met two times in 1993. The Committee recommends the engagement of auditors and reviews the planning and scope of the audit and the results of the audit. The Committee also reviews the Company's policies and procedures on internal accounting and financial controls. The implementation and maintenance of internal controls is understood to be primarily the responsibility of management.

ATTENDANCE

    The Board of Directors of the Company met nine times during 1993. Each Director attended 75% or more of the aggregate of the number of meetings of the Board and all committees of the Board on which he or she served.

                              ELECTION OF AUDITORS

    The Board of Directors proposes and recommends the election, at the Annual Meeting, of the firm of Coopers & Lybrand as the Company's auditors for the year 1994. This firm of independent certified public accountants has served as the Company's auditors since 1959. Coopers & Lybrand has advised the Company that neither it nor any of its members has any direct or material indirect financial interest in the Company or any of its subsidiaries. A representative of the firm will be present at the meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1995 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than December 1, 1994 in order to be considered for inclusion in the Company's proxy statement and form of proxy.

                                 OTHER MATTERS

    The Board knows of no other matters to be presented for consideration at the Annual Meeting. Should any other matters properly come before the meeting, the persons named in the accompanying proxy will vote such proxy thereon in accordance with their best judgment.

    The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation of proxies by use of the mails, regular employees of the Company, without additional compensation, may solicit proxies personally by or telephone.

                                                   CHARLES B. BUCHANAN
                                                        SECRETARY
March 30, 1994

                                  APPENDIX


The line graph on Page 15 of the Proxy Statement compares the Company's performance to that of the S&P 500 and a peer group. The peer group includes Dixie Yarns, Guilford Mills, NASHUA and Pope & Talbot. The returns of each member of the peer group are weighted according to their market capitalization.

The comparison is in the form of the value a $100 investment made five years ago in Albany International and the two comparator groups would have today, assuming reinvestment of all dividends.

A $100 investment made in Albany International five years ago would be worth $127 today. A $100 investment made in the S&P 500 made five years ago would be worth $197 today. A $100 investment made in the peer group five years ago would be worth $120 today.

                               ALBANY INTERNATIONAL CORP.
                  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 12, 1994

The undersigned hereby constitutes and appoints J. Spencer Standish, Thomas R. Beecher, Jr. and Charles B. Buchanan, and each of them, his true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of ALBANY INTERNATIONAL CORP. to be held at the Company's headquarters, 1973 Broadway, Albany, New York on Thursday, May 12, 1994, at 10:00 a.m. local time, and any adjournment or adjournments thereof, on matters coming before said meeting.


     Election of Directors, Nominees:J. Spencer Standish, Francis L. McKone, Thomas R. Beecher, Jr., Charles B. Buchanan, Paul Bancroft III,
     Allan Stenshamn, Stanley I. Landgraf and Barbara P. Wright


                  Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

(CONTINUED ON OTHER SIDE)

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  /   /


                                      For     Withheld   For All except nominees written below)
1. Election of Directors, Nominees   /   /     /   /      /   /     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
   listed on reverse side.                                          DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
FOR, except vote withheld from the                                  VOTED FOR PROPOSALS 1 AND 2. THE BOARD OF DIRECTORS FAVORS A
following nominee(s)                                                VOTE FOR ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE.

__________________________________
                                      For     Withheld    Abstain   This proxy must be signed exactly as name appears hereon.
2. Approval of auditors.             /   /      /   /      /   /    Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

                                                                    Dated _____________________________________________ , 1994

3. In their discretion upon other
   matters that may properly come                                   __________________________________________________________
   before this meeting.

                                                                    __________________________________________________________
                                                                                 Signature(s) of Stockholder(s)


                                                                    PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY
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